UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2006

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 24, 2006, the Compensation Committee of the Board of Directors of Dollar General Corporation (the “Company”) approved:

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the acceleration of vesting, effective February 3, 2006, of all outstanding unvested stock options awarded to employees prior to August 2, 2005 (the “Immediate Acceleration”) pursuant to the 1998 Stock Incentive Plan, the 1995 Employee Stock Incentive Plan and the 1993 Employee Stock Incentive Plan (collectively, the “Plans”); and

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the acceleration of vesting, effective as of the date that is six months after the applicable grant date, of each outstanding unvested stock option awarded to employees on or after August 2, 2005 but prior to January 24, 2006 (the “Delayed Acceleration”) pursuant to the Plans.

All option grants previously awarded to David Perdue, the Company’s Chairman and CEO, were excluded from the vesting accelerations, as were all option grants awarded in fiscal year 2005 to any Company officer at the level of Executive Vice President or higher.

As a result of the Immediate Acceleration, options to purchase approximately 6.4 million shares of common stock, with a range of exercise prices between $10.68 and $23.90 and a weighted average exercise price per share of $19.23, are expected to become exercisable effective February 3, 2006, of which approximately 414,369, or 6.44%, are held by the Company’s executive officers as a group. In addition, as a result of the Delayed Acceleration, options to purchase approximately 138,000 shares of common stock, with a range of exercise prices between $18.74 and $19.06 and a weighted average exercise per share of $18.96 are expected to become exercisable on dates ranging between February 22, 2006 and May 17, 2006, all of which are held by officers of the Company and 48.55% of which are held by the Company’s executive officers as a group. See the table below for detailed disclosure regarding the executive officers’ and Mr. Perdue’s options.

While this acceleration benefits employees, the decision was made primarily to reduce future non-cash compensation expense relating to unvested options that would have been recorded following the Company’s adoption in its first quarter of 2006 (which begins February 4, 2006) of Financial Accounting Standards Board Statement No. 123 (Revised 2004), Share-Based Payment (“FAS 123R”). Currently, the Company accounts for options using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and provides footnote disclosure of the compensation expense associated with stock options. The Company estimates that the accelerated vesting of the options subject to Immediate Acceleration will reduce non-cash compensation expense by approximately $26 to 30 million (pre-tax) over the approximate four year period, beginning February 4, 2006, that such options would have originally vested. Such estimate is subject to the Company’s determination of the exact number of stock options being accelerated.  In addition and regardless of the option vesting acceleration, under the provisions of FAS 123R, the estimate would have been reduced over the original four-year vesting period for adjustments related to forfeitures of certain stock options. For those options subject to Delayed Acceleration, the Company believes that, under the provisions of FAS 123R, the amount of compensation expense it will record during the first six months of fiscal year 2006 will not be material, subject to the determination of the fair value of each stock option awarded and additional adjustments related to forfeitures of certain stock options. The majority of this expense would have been recorded in fiscal years 2007-2009 absent the Delayed Acceleration. The Company believes that these actions are in the best interests of the Company and its shareholders.

Under the provisions of APB 25, the Company estimates that it will record a one-time charge in the fourth quarter of fiscal 2005 not to exceed $0.01 per share as a result of the vesting accelerations, subject to the determination of the exact number of stock options being accelerated and other factors used in calculating this charge, such as the actual stock price on February 3, 2006.

The following table summarizes the above-described accelerations as they pertain to the status of stock options held by the Company’s executive officers:

Name & Title	# of Shares as to which Option Vesting will be Accelerated	Exercise Price per Share	Date of Option Grant

David Perdue, Chairman & CEO (1)	--	N/A	N/A
Beryl Buley, Division President (1)	--	N/A	N/A
Kathleen Guion, Division President (2)	31,400	$20.63	12/02/03
	31,500	$18.83	08/24/04
David Tehle, Executive Vice President & CFO (2)	47,100	$18.75	08/09/04
	39,450	$18.83	08/24/04
Susan Lanigan, Executive Vice President & General Counsel (2)	12,600	$16.14	08/12/02
	12,600	$20.44	08/26/03
	18,750	$18.83	08/24/04
Challis Lowe, Executive Vice President, Human Resources (3)	--	N/A	N/A
Stonie O’Briant, Executive Vice President, Strategic Initiatives (2)	71,634	$10.73	03/21/97
	53,942	$18.88	04/27/98
	16,793	$21.25	04/04/00
	15,700	$16.14	08/12/02
	31,400	$20.44	08/26/03
	31,500	$18.83	08/24/04
Anita Elliott, Senior Vice President & Controller (4)	25,000	$18.74	08/22/05
Wayne Gibson, Senior Vice President, Dollar General Markets (4)	42,000	$19.00	11/17/05

(1)

Options previously granted to Mr. Perdue and options granted to Mr. Buley were excluded from the vesting accelerations. Mr. Perdue currently has 333,334 options scheduled to vest on April 2, 2006; and Mr. Buley currently has 100,000 options scheduled to vest ratably over a four year period, with the first vesting scheduled for January 24, 2007.

(2)

Each of Ms. Guion, Mr. Tehle, Ms. Lanigan and Mr. O’Briant had options granted both prior to and during fiscal year 2005. Accordingly, options granted to these persons prior to fiscal 2005 (all of which were subject to a four-year vesting schedule except for the 1997, 1998 and 2000 option grants to Mr. O’Briant which were originally scheduled to vest 9.5 years following the grant date) are subject to Immediate Acceleration, but options granted during fiscal 2005 are not subject to either Immediate or Delayed Acceleration. With respect to options granted during fiscal 2005:  Ms. Guion, Mr. Tehle, Ms. Lanigan and Mr. O’Briant have 50,300, 63,000, 42,000 and 50,300 options, respectively, that will continue to vest ratably according to the original four-year vesting schedule, with the first vesting scheduled for March 15, 2006.

(3)

Ms. Lowe’s options were granted after August 2, 2005 but prior to January 24, 2006, but were excluded from the Delayed Acceleration. Accordingly, Ms. Lowe’s 42,000 options will continue to vest ratably according to the original four-year vesting schedule, with the first vesting scheduled for September 1, 2006.

(4)  Ms. Elliott’s and Mr. Gibson’s options (all of which were subject to a four-year vesting schedule) were granted after August 2, 2005 but prior to January 24, 2006 and thus are subject to Delayed Acceleration.

Except for the accelerated vesting of stock options described above, all other material terms and conditions of the previously granted equity awards remain the same.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2006	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

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